SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 14, 2006

NORTHWEST BIOTHERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION)	0-33393 (COMMISSION FILE NUMBER)	94-3306718 (I.R.S. EMPLOYER IDENTIFICATION NO.)
18701 120th Avenue NE, Suite 101 Bothell, WA 98011
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Item 7.01 Regulation FD Disclosure.
SIGNATURE

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     On February 14, 2006, Northwest Biotherapeutics, Inc. (the “Company”) and The Regents of the University of California entered into a clinical study for the University of California at Los Angeles (“UCLA”) to carry out a booster vaccination immunotherapy program. This program involves patients that previously received at UCLA a dendritic cell based immunization, DCVax®-Brain, consisting of autologous dendritic cells loaded with autologous tumor cells. The clinical program is in accordance with the Company’s protocol entitled “Phase I Clinical Trial Evaluating Booster of DCVax®-Brain for Treatment of Glioblastoma”. During the study, patients will receive up to five boosters over a 12 month period.
     The Company will pay approximately $216,000, over the course of the study. The Company will incur no other costs in connection with this study, unless prior approval by the parties is made in writing.
Item 7.01 Regulation FD Disclosure.
     The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     On January 31, 2006, Soma Partners, LLC filed with the Supreme Court of the state of New York a notice of petition to reverse or modify the court’s December 30, 2005 denial and dismissal of Soma Partners’ August 29, 2005 petition to vacate the May 24, 2005 arbitration award in favor of the Company. See page 25 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the SEC on August 15, 2005, for a description of this matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.
February 21, 2006	By	/s/ Alton Boynton
Alton L. Boynton
President